U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                        PRE-EFFECTIVE AMENDMENT NO. 4 TO
                                    FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                              APOLLO HOLDINGS, INC.
                 (Name of Small Business Issuer in Its Charter)

          Delaware                   7380                    13-4171971
(State or Other Jurisdiction  (Primary Standard           (I.R.S. Employer
    of Incorporation or           Industrial            Identification Number)
       Organization)         Classification Code)

Apollo  Holdings, Inc.                       Joseph Sierchio, Esq., Sierchio &
                                             Company,  LLP
999 Third Avenue, Suite 3800,                150 East 58th Street, 25 Floor,
Seattle, WA 98104-4023                       New York, NY, 10155
206-694-4605                                 212-446-9500
(Address, Including Zip Code, and            (Name, Address, Including Zip Code,
Telephone Number, including Area Code,       and Telephone Number, including
of Registrant's Executive Offices)           Area Code, of Agent for Process)


Copies of all communications, including communications to the agent for service of process, to:

                              JOSEPH SIERCHIO, ESQ.
                             SIERCHIO & COMPANY, LLP
                              150 EAST 58TH STREET
                            NEW YORK, NEW YORK 10155
                                 (212) 446-9500
                             -----------------------
                  APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:
   As soon as practicable after this registration statement becomes effective.
                              --------------------

If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933,
as  amended,  check  here:    [X]


Apollo Holdings Form SB2         Page 1 of 40

                                    PART  II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item  24.  Indemnification  of  Directors  and  Officers

     Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents, against expenses incurred in any action, suit or proceeding. Our Certificate of Incorporation and the By-Laws provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.


Item  25.  Other  Expenses  of  Issuance  and  Distribution

     The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities  and  Exchange  Commission  Registration  Fee     $     150
Accounting  Fees  and  Expenses                              $   3,000
Edgar  Filing  Fees                                          $     600
Printing  Fees                                               $   1,500
Legal  Fees  and  Expenses                                   $  15,000
Miscellaneous                                                $   2,000
Total                                                        $  22,250

Item  26.  Recent  Sales  of  Unregistered  Securities

     Since inception we have sold securities in the manner set forth below without registration under Securities Act of 1933, as amended (the "Act").

          In  November  1999  1,250,000  common  shares were subscribed for by J
     Capital Partners, Limited at a price of $0.005 per common share for aggregate consideration of $6,250 pursuant to section 4(2) of the Act. The beneficial owner of J Capital Partners, Limited is David Jenkins, a director and officer of the Company.

          In November 1999 1,250,000 common shares were subscribed for by Riparian Investments, Inc at a price of $0.005 per common share for aggregate consideration of $6,250 pursuant to Section 4(2) of the Act. The beneficial owner of Riparian Investments, Inc. is Marilyn Jenkins, wife of David Jenkins, a director, officer and shareholder of the Company.

          In July 2000 1,500,000 common shares were subscribed for by David Jenkins, a director, officer and shareholder of the Company at a price of $0.005 per common share for aggregate consideration of $7,500 pursuant to
     Section  4(2)  of  the  Act.


Apollo Holdings Form SB2           Page 37 of 40

Item  27.  Exhibits

     The following Exhibits are either attached hereto, incorporated herein by reference or will be filed by amendment:

     (1)  FINANCIAL  STATEMENT  SCHEDULES

          Financial Statement Schedules omitted because the information is included in the Financial Statements and Notes thereto.

     (2)  INDEX  TO  EXHIBITS

          3.1   Certificate  of  Incorporation,

          3.2   By-Laws,

          4.1   Form  of  Warrant,

          5.1   Opinion  of  Sierchio  &  Company,  LLP,

          21.1  List  of  Subsidiaries  of  the  Registrant,

          23.1  Consent  of Sierchio  &  Company,  LLP (included in Exhibit 5.1)

          23.2  Consent  of  Moore  Stephens  Ellis  Foster,  Ltd.


Item  28.  UNDERTAKINGS

  (A)     The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the


Apollo Holdings Form SB2           Page 38 of 40
               estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement. Provided, however, that paragraphs
               (b)(1)(i) and (b)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

  (B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


Apollo Holdings Form SB2           Page 39 of 40

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, in Seattle, Washington on December 7 , 2001.



Date:  December 7, 2001               By: /s/  David  Jenkins
       ----------------                   -------------------
                                          David Jenkins, President,
                                          Chief financial Officer and Director


Apollo Holdings Form SB2           Page 40 of 40

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                        PRE-EFFECTIVE AMENDMENT NO. 4 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                              APOLLO HOLDINGS, INC.

                               File No. 333-58744


                                INDEX TO EXHIBITS

3.1     Certificate  of  Incorporation, *

3.2     By-Laws, *

4.1     Form  of  Warrant, *

5.1     Opinion  of  Sierchio  &  Company,  LLP, *

21.1    List  of  Subsidiaries  of  the  Registrant, *

23.1    Consent  of  Sierchio  &  Company,  LLP  (included  in  Exhibit 5.1), *

23.2    Consent  of  Moore  Stephens  Ellis  Foster,  Ltd.


*       Previously  Filed